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Exhibit 10.6

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY

                        , 2008

NRCO LLC
1700 Broadway, Suite 2020
Denver, Colorado 80290

  Re:
  Administrative Services Agreement

Gentlemen:

        This letter will confirm our agreement that, commencing on the date of the final prospectus ("Prospectus Date") comprising part of the Registration Statement on Form S-1, File No. 333-148016, filed with the Securities and Exchange Commission (the "Registration Statement") relating to the underwritten public offering by National Energy Resources Acquisition Company (the "Company") of 10,000,000 of the Company's units (the "Units"), each Unit comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock") and one warrant exercisable for one share of Common Stock, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company's liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the "Termination Date"), NRCO LLC shall make available to the Company, at 1700 Broadway, Suite 2020, Denver, Colorado 80290 (or any successor location of NRCO LLC), certain office space, utilities and secretarial support as may be reasonably required by the Company. In exchange therefore, the Company shall pay NRCO LLC the sum of $10,000 per month, commencing on the Prospectus Date and continuing monthly thereafter until the Termination Date.

        This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

        This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Colorado, without giving effect to its choice of laws principles.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
NATIONAL ENERGY RESOURCES ACQUISITION COMPANY
By:
		Name:	Patrick R. McDonald
		Title:	Chief Executive Officer and President
AGREED TO AND ACCEPTED BY:
NRCO LLC
By:
Name:	Harold R. Logan, Jr.
Title:	Treasurer and Secretary

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  Exhibit 10.6